Sub-Item 77Q1(e): Copies of Any New or Amended Investment
Advisory Contracts

The Investment Management Agreement dated April 16, 2015 between the Registrant and Goldman Sachs Asset Management, L.P. is incorporated herein by reference to Exhibit (d) to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 11, 2015 (Accession No. 0001193125-15-318140).